SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as Permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

                                 DONNKENNY,INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transaction applies:
    2)  Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    4)  Proposed maximum aggregate value of transaction:
    5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:
        (1) Bio's
        (2) Committee Chairmen
            -  draft reports

                                 DONNKENNY, INC.
                                  1411 BROADWAY
                            NEW YORK, NEW YORK 10018

                            -------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            -------------------------

To the Stockholders of
DONNKENNY, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Donnkenny, Inc. (the "Company") will be held at the offices of the Company, 1411 Broadway, 10th Floor, New York, New York 10018 at 9:30 a.m. local time, on October 1, 2004 for the following purposes:

     1. To elect the Board of Directors to serve for staggered terms of one, two and three years until the annual meeting in the year corresponding with the expiration of the respective terms; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     All stockholders are invited to attend the meeting. Only stockholders of record at the close of business on August 9, 2004, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

     Enclosed with this Notice of Annual Meeting of Stockholders are the Company's Proxy Statement, a Proxy Card and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

     WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.


                                        By Order of the Board of Directors,


                                        Maureen d. Schimmenti
                                        Secretary



New York, New York
August 16, 2004

                                 DONNKENNY, INC.
                                  1411 BROADWAY
                            NEW YORK, NEW YORK 10018
                                 (212) 790-3900

                            -------------------------
                                 PROXY STATEMENT
                            -------------------------

     This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy by the Board of Directors of Donnkenny, Inc. (the "Company") for the Annual Meeting of Stockholders (the "Annual Meeting"), to be held at 9:30 a.m. local time on October 1, 2004 at the offices of the Company, 1411 Broadway, 10th Floor, New York, New York 10018 and any postponement or adjournment thereof. Only stockholders of record at the close of business on August 9, 2004 are entitled to notice of and to vote in person or proxy at the annual Meeting. This proxy material is first being mailed to stockholders on or about August 18, 2004.

                                VOTING OF PROXIES

     The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without extra remuneration, also may solicit proxies. In addition to mailing copies of this material to stockholders, the Company may request persons who hold stock in their names or custody or in the names of nominees for others to forward such material to those persons for whom they hold stock of the Company and to request the authority for execution of the proxies, and the Company may reimburse them for their expenses in connection therewith.

     When a proxy is received, properly executed, prior to the meeting, the shares represented thereby will be voted at the meeting in accordance with the terms thereof and the instructions, if any, given therein. If no instructions are provided in a proxy, it will be voted FOR the Board of Director's nominees for directors and in accordance with the proxy-holder's discretion as to any other matters raised at the Annual Meeting. Except for the election of directors, management knows of no specific proposal or matters to be brought before the annual meeting. Therefore, except in connection with the election of directors, the proxy holder's ability to use discretion in voting at the meeting is limited to ministerial matters.

     A stockholder who has executed a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a later-dated proxy reflecting contrary instructions, or appearing at the Annual Meeting and taking appropriate steps to vote in person.

     The six nominees receiving the highest number of votes cast by the holders of common stock represented and voting at the meeting will be elected as the Company's Directors and constitute the entire Board of Directors of the Company. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and which entitle holders to vote thereat is required for the adoption of such matters. Abstentions with respect to any matter submitted for stockholder approval at this Annual Meeting are treated as shares present and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or the shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained, but are counted for quorum purposes.

     At the close of business on August 9, 2004, 4,367,417 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), were outstanding and eligible for voting at the meeting. Each stockholder of record is entitled to one vote for each share held on all matters that come before the meeting. There are no cumulative voting rights. The holders of a majority of the outstanding shares of common stock of the Company entitled to vote at the meeting, whether present in person or represented by proxy, shall constitute a quorum.

     Commencing 11 days prior to the date of the Annual Meeting, a complete record of the stockholders entitled to vote at the Annual Meeting, or any adjournment thereof, shall be available for inspection at the Company's executive office during normal business hours by any stockholder for any purpose germane to the Annual Meeting. This record will also be available to stockholders for such purposes at the place of and during the Annual Meeting.

     The Company's executive offices are located at 1411 Broadway, New York, New York 10018.

                                    PROPOSALS
                              ELECTION OF DIRECTORS

     The By-Laws of the Company provide for a Board of Directors of not fewer than two nor more than ten members. The specific number of directors is set by a resolution adopted by a majority of the entire Board of Directors. On June 23, 2004, the Board of Directors adopted a resolution which established the size of the Board of Directors at six members and adopted an amendment to the Company's By-Laws to provide eventually for staggered terms of three years for Directors. At this Annual Meeting, it is proposed to elect six directors to serve for a terms of one, two and three year terms until the annual meeting in the year corresponding with the expiration of the respective terms and until their respective successors have been elected and qualified. All of the nominees currently serve on the Board of Directors.

     The persons named in the accompanying proxy intend to vote for the election as directors of the six nominees listed herein, unless contrary instructions are given. All of the nominees have consented to serve if elected. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF EACH NOMINEE FOR ELECTION AS DIRECTOR.

     The following table sets forth certain information with respect to each person nominated to serve on the Board of Directors of the Company and is based on the records of the Company and information furnished to it by the Directors. The table also indicates the term of years for which each nominee is being nominated. Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by the Directors.

     NAME OF DIRECTOR                         DIRECTOR SINCE    TERM NOMINATED
     Daniel H. Levy .......................       1997             3 Years
     Sheridan C. Biggs ....................       1997             3 Years
     Harvey Horowitz ......................       1994             2 Years
     Richard C. Rusthoven .................       2000             2 Years
     Robert A. Kasenter ...................       2001             1 Year
     Robert W. Schwartz ...................       2003             1 Year

     Except for the election of Directors, the Company's management knows of no specific proposals or other matters to be brought before the annual meeting. However, if any matter properly comes before the meeting, the proxies that are signed and returned in time will be voted on those matters in accordance with the judgment of the person or persons voting the proxy. Pursuant to Securities and Exchange Commission rules, no material proposals may be brought before the annual meeting unless they are disclosed in this proxy statement. Accordingly, new proposals will be limited to ministerial matters. Even if a stockholder signs and returns a proxy, the stockholder may revoke it at any time before the voting either by attending the meeting or by delivering a signed written notice of revocation to the Secretary of the Company before the meeting begins.

Stockholder Proposals

     If a stockholder would like to include a proposal in the Company's Proxy Statement for the 2005 Annual Meeting of Stockholders, the submission must be received by the Secretary of the Company at the principal offices in New York city no later than April 18, 2005.

     Under the Company's By-Laws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified by the By-Laws) not less than 60 days or more than 90 days prior to the annual meeting. These requirements are separate from and in addition to the Securities and Exchange Commission requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's proxy statement.

Directors and Executive Officers of the Company

     Daniel H. Levy, a director of the Company since 1997, became Chairman of the Board and Chief Executive Officer of the Company on January 1, 2000. Prior thereto, he had been a principal of and consultant to LBK Consulting Inc., a retail consulting business, since January 1997 and during the period of 1994 to April 1996. From April 1996 through January 1997, he served as Chairman of the Board and Chief Executive Officer of Best Products, Inc., a retail sales company which filed for bankruptcy in September 1996. From 1993 through 1994, Mr. Levy served as Chairman of the Board and Chief Executive Officer of Conran's, a retail home furnishings company. From 1991 to 1993, he was Vice Chairman and Chief Operating Officer of Montgomery Ward, a retail sales company. Mr. Levy is a director of Whitehall Jewellers, Inc. Mr. Levy is 61 years old.

     Maureen d. Schimmenti, has been Vice President and Chief Financial Officer of the Company since June 2001. She joined the Company in May 2000 as its Corporate Controller. Prior thereto, she was the Executive Vice President and Corporate Controller of the Anne Klein Company from 1986 to 2000. Ms. Schimmenti also serves as Secretary of the Company. Ms. Schimmenti is 53 years old.

     Sheridan C. Biggs, a director of the Company since 1997, is Executive-in-Residence at the Graduate College of Union University. Prior to that, he was a senior partner of Price Waterhouse, the accounting and consulting firm; he was with that firm for thirty-one years until his retirement in 1994. During his career at Price Waterhouse, Mr. Biggs served as a Vice Chairman and member of the firm's management committee. Mr. Biggs is 70 years old.

     Harvey Horowitz, a director of the Company since 1994, served as Vice President, and General Counsel of the Company from October 1, 1996 to February 28, 1998. Mr. Horowitz is of counsel to the law firm of Mintz & Gold LLP, which provides legal services to the Company. For more than five years prior to October 1, 1996 he was a partner of the law firm Squadron, Ellenoff, Plesent & Sheinfeld, LLP. Mr. Horowitz is 62 years old.

     Robert A. Kasenter, a director of the Company since 2001, is the Vice President of Human Resources for EZ Corp., a company in the specialty consumer finance industry. He was the Chief Executive Officer of Strategic Executive Actions, a consulting firm specializing in human resources crisis management issues from January 2000 to January 2003. Prior to that, he was the Executive Vice President, Human Resources & Corporate Communication for Montgomery Ward. He was employed by Montgomery Ward from June, 1968 until May, 1999 in various field and corporate positions. Mr. Kasenter is 57 years old.

     Richard C. Rusthoven, a director of the Company since 2000, is a retired retail Executive with a 35-year career in the retail and apparel business. He was President and Chief Operating Officer of Stix, Baer and Fuller, a retail department store in St. Louis, Missouri. He was also Chairman and Chief Executive Officer of the Outlet Department Store and Denby Apparel chain store of Providence, Rhode Island. He was President and Chief Executive Officer of TG&Y stores, a discount chain store in Oklahoma City, Oklahoma. He was President of Gentlemen's Warehouse, a men's specialty chain in New Bedford, Massachusetts and most recently was Executive Vice President of Apparel for Montgomery Ward & Company, Inc., a former retail chain based in Chicago, Illinois. Mr. Rusthoven is 64 years old.

     Robert W. Schwartz, a director of the company since July 1, 2003, is a Managing Director and founder of Schwartz Heslin Group, Inc. which specializes in corporate planning, finance and development. Mr. Schwartz also is a director of Docucon, Inc. a NASDAQ company. Mr. Schwartz is 59 years old.

     There are no material proceedings to which any officer, director or affiliate, or any associate thereof is a party adverse to the Company or has a material interested adverse to the Company.

Committees of the Board; Board Meetings

     The Board of Directors has standing Audit, Compensation and Nominating Committees. Generally, the members of each committee are appointed by the Board of Directors for terms beginning with the first regular meeting of the Board of Directors following the Annual Meeting and until their respective successors are elected and qualified. The Board of Directors, however, may change the composition of any committee at any time.

     The Audit Committee's responsibilities are described under "Audit Committee Report to Stockholders" below. The Audit Committee met eight (8) times during the fiscal year 2003. The Board of Directors formally adopted a written charter for the Audit committee in 2003. The charter has undergone revisions the most recent of which was adopted at the May 21, 2004 Board meeting. The full text of this charter is attached hereto as Appendix A. Members of the Audit Committee are Sheridan C. Biggs, Chair, Robert W. Schwartz and Richard C. Rusthoven. All members of the Audit Committee are independent directors, and the Board, in its business judgment, has determined that Mr. Biggs, the Chair of the Audit Committee, is a financial expert and that all members of the Audit Committee meet the financial literacy requirements under the Sarbanes-Oxley Act of 2002 and rules adopted by the Securities and Exchange Commission.

     The Compensation Committee has responsibility for reviewing and approving remuneration arrangements for directors and executive officers, including bonuses and recommending new executive compensation plans in which the officers and directors are eligible to participate. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's stock option and restricted stock plans and has sole authority to set the terms of and grant options pursuant to the Company's 1992 Stock Option Plan, the Company's 1994 Non-Employee Director Option Plan and 1996 Restricted Stock Plan. The Compensation Committee met formally on two occasions during the fiscal year ended December 31, 2003 and had informal conferences during such year. Robert A. Kasenter, Chair, Sheridan C. Biggs and Richard C. Rusthoven serve on the Compensation Committee.

     The Nominating Committee has responsibility for considering and recommending candidates for the Company's Board of Directors. The Nominating Committee meets on such occasions as circumstances warrant. During the fiscal year ended December 31, 2003, the Nominating Committee met formally on one occasion and had several informal meetings. Richard C. Rusthoven, Chair, Sheridan C. Biggs and Robert A. Kasenter serve on the Nominating Committee. All members of the Nominating Committee are independent directors. The Nominating Committee does not currently have a charter. The Committee utilizes a subjective analysis to identify and evaluate candidates to be nominated as directors, including but not limited to, general business knowledge, experience with financial reporting, interest in the Company's business and related marketing businesses, and willingness to serve. However, there are currently no minimum qualifications or standards that the Company seeks for director nominees. As a matter of practice, the Company does not engage or pay any third party to assist in the process of identifying or evaluating candidates for a director position, but may do so in the future. The Company would consider candidates for director nominees recommended by stockholders in accordance with the requirements of Delaware law. If stockholder nominations were made, the Nominating Committee would perform an evaluation of the candidate to determine if the candidate were qualified and, in its discretion, might present the stockholder nomination in the proxy statement to be subject to a vote of the stockholders.

     In determining the independence of Directors who are serving on Committees of the Board, the Board of Directors has used the standard of independence adopted by NASDAQ.

     During the fiscal year ended December 31, 2003, the Board of Directors met on four (4) occasions. While serving as a director, each member of the Board of Directors attended more than 75% of the total number of meetings of the Board of Directors and of all committees of the Board of Directors on which he was serving during the periods that he served as a director. Interested parties wishing to contact the Board of Directors of the Company may do so by writing and sent to the following address: Board of Directors, Donnkenny, Inc. c/o Maureen d. Schimmenti, Corporate Secretary, 1411 Broadway, New York, New York 10018. All letters received will be logged by the Corporate Secretary and then forwarded to the Company's Board or Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of July 1, 2004, with respect to beneficial ownership of the Company's Common Stock by: (i) each of the Company's directors, (ii) each of the Company's Named Executive Officers,
(iii) each person who is known by the Company beneficially to own more than 5% of the Company's Common Stock, and (iv) by all directors and executive officers who served as directors or executive officers as of July 1, 2004, as a group. For purposes of this table, beneficial ownership is defined in accordance with
Section 13d-3 under the Securities Exchange Act of 1934 and means generally the power to vote or dispose of the securities, regardless of any economic interest therein. In addition, a person is deemed to be a beneficial owner of shares that can be acquired by such person within 60 days from July 1, 2004 upon the exercise of opions and warrants or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertablie within 60 days from July 1, 2004 have been exercised or converted.

Name and Address                                         Common Stock        Percentage of
of Beneficial Owner                                   Beneficially Owned    Outstanding Shares
-------------------                                   ------------------    ------------------
Daniel H. Levy                                            849,888 (1)             19.46%

Bruce Galloway                                            285,650 (2)              6.54%
1325 Avenue of the Americas
New York, NY 10019

Roger Tullberg                                            380,450 (3)              8.71%
11 Knight Way
Mansfield, MA 02048

Sheridan C. Biggs                                          65,250 (4)              1.49%
Harvey Horowitz                                            33,750 (5)                  *
Robert A. Kasenter                                          9,750 (6)                  *
Richard C. Rusthoven                                       42,000 (7)                  *
Robert W. Schwartz                                          5,000 (8)                  *
Maureen d. Schimmenti                                      33,000 (9)                  *

All directors and officers as a group (7 persons)       1,038,638                 23.86%

-------
*    Less than 1%.

(1) Based on the Company's records and information filed in Schedule 13D/A filed with the Company on September 25, 2003, Daniel H. Levy is the beneficial owner of 849,888 shares of Common Stock, or 19.46% of the outstanding Common Stock, consisting of 806,138 shares of Common Stock owned directly by Mr. Levy, and 43,750 shares of Common Stock which Mr. Levy has a right to acquire pursuant to presently exercisable stock options which were issued to Mr. Levy pursuant to the Company's 1994 Non-Employee Director Option Plan. Not included were 65,051 shares underlying options granted in June 2004 which are exercisable in January 2005.

(2) Based on information contained in Schedule 13G/A filed with the Company on January 17, 2001.

(3) Based on information contained in Schedule 13G/A filed with the Company on April 2, 2003.

(4) Includes 35,250 shares owned by Sheridan C. Biggs and 30,000 shares underlying options, which were granted to Mr. Biggs pursuant to the Company's 1994 Non-Employee Director Option Plan. Such options are currently exercisable.

(5) Includes 25,625 shares owned by Harvey Horowitz and 8,125 shares underlying options, which were granted to Mr. Horowitz pursuant to the Company's 1994 Non-Employee Director Option Plan. Such options are currently exercisable.

(6) Includes 3,500 shares owned by Robert A. Kasenter and 6,250 shares underlying options which were granted to Mr. Kasenter pursuant to the Company's 1994 Non-Employee Director Option Plan. Such options are currently exercisable.

(7) Includes 34,500 shares owned by Richard C. Rusthoven and 7,500 shares underlying options, which were granted to Richard C. Rusthoven pursuant to the Company's 1994 Non-Employee Director Option Plan. Such options are currently exercisable.

(8) Includes 5,000 shares underlying options, which were granted to Robert W. Schwartz pursuant to the Company's 1994 Non-Employee Director Option Plan Such options are currently exercisable.

(9) Includes 15,000 shares owned by Maureen Schimmenti and 8,000 shares underlying options granted to Maureen d. Schimmenti pursuant to her employment under the Company's 1992 Stock Option Plan and 10,000 shares granted in March 2002. Not included are 2,000 shares underlying options issued pursuant to her employment, which are exercisable in 2005, 15,000 underlying options granted in March 2002, which are exercisable in January 2005, 2006 and 2007, and 14,261 granted in June 2004 in exchange for a voluntary salary reduction, which are exercisable in January 2005.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation paid in the fiscal years ended December 31, 2003, December 31, 2002, and December 31, 2001 to those persons who were, at December 31, 2003 (i) the chief executive officer and (ii) the chief financial officer.

                           SUMMARY COMPENSATION TABLE

                                                                                 Long Term
                                           Annual Compensation               Compensation Awards
                                           ---------------------------------------------------------------------------
                                                                                          Securities        All Other
                                  Fiscal                  Bonus        Restricted         Underlying      Compensation
Name and Principal Position        Year      Salary        (1)        Stock Awards       Options/SARs          (2)
----------------------------------------------------------------------------------------------------------------------
Daniel H. Levy                     2003     $924,383    $191,250                                             $40,595
  Chairman of the Board and        2002     $895,054    $350,000                                              $7,449
     Chief Executive Officer       2001     $715,928    $200,000                                              $2,580


Maureen  d. Schimmenti  (3)        2003     $256,230     $22,591                                              $1,220
  Vice President and Chief         2002     $243,210     $43,702                                              $1,192
    Financial Officer              2001     $204,039     $10,000                                              $1,104

(1) Represents sums paid in the year referenced for bonuses awarded on account of services in the prior year.

(2) Represents insurance premiums paid by, or on behalf of, the Company during the covered fiscal year with respect to term life insurance for the benefit of the Named Executive Officer.

(3)  This individual became an Executive Officer in June 2001.

2003 Stock Options Grants

     The Company's long-term performance ultimately determines compensation from stock options because stock option value is entirely dependent on the long-term growth of the Company's Common Stock price.

     The following table sets forth certain information concerning options granted to the Chief Executive Officer and the Named Executive Officers and Directors during Fiscal 2003, including information concerning the potential realizable value of such options.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             Potential Realizable
                                                                                           Value at Assumed Annual
                                                                                               Rates of Stock
                                                                                           Price Appreciation for
                                              Individual Grants                                 Option Term (1)
                           ---------------------------------------------------------       -----------------------
                           Number of
                           Securities       % of Total       Exercise
                           Underlying      # of Options      Price (3)    Expiration
         Name              Option (#)    Granted in 2003       ($/Sh)        Date          5% ($)          10% ($)
         ----              ----------    ---------------     ---------    ----------       ------          -------
Sheridan C. Biggs (2)        1,250            11.1%            0.7800      09/22/13          613            1,554
Harvey Horowitz (2)          1,250            11.1%            0.7800      09/22/13          613            1,554
Richard Rusthoven (2)        1,250            11.1%            0.7800      09/22/13          613            1,554
Robert A. Kasenter (2)       1,250            11.1%            0.7800      09/22/13          613            1,554
Harry A. Katz (2) (4)        1,250            11.1%            0.7800      10/01/04           48               98
Robert W. Schwartz (2)       3,750            33.3%            0.9700      07/01/13        2,288            5,797
Robert W. Schwartz (2)       1,250            11.1%            0.7800      09/22/13          613            1,554

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(2) Represents options granted as directors pursuant to the Company's 1994 Non-Employee Director Option Plan.

(3) All options were granted at an exercise price equal to the market value of the Company's Common Stock on the date of grant.

(4) Mr. Katz resigned as a member of the Company's Board of Directors effective October 1, 2003.

                                AGGREGATE OPTION
                        EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR ENDED OPTION VALUES(1)

                                                               Number of Securities
                                                               Underlying Unexercised              Value of Unexercised
                                 Shares                             Options at                  In-The-Money Options at
                                Acquired                         December 31, 2003                December 31, 2003 (2)
                               On Exercise      Value      ------------------------------     ----------------------------
                                   (#)         Realized    Exercisable      Unexercisable     Exercisable    Unexercisable
                               -----------     --------    -----------      -------------     -----------    -------------
Daniel H. Levy (3)                 --             --          43,750             --               --               --
Maureen d. Schimmenti (4)          --             --          16,000           19,000           34,400           40,850
Sheridan C. Biggs                  --             --          30,000             --             51,063             --
Harvey Horowitz                    --             --          11,876             --              8,063             --
Robert A. Kasenter                 --             --           6,250             --             13,438             --
Harry A. Katz                      --             --           6,250             --              5,375             --
Richard C. Rusthoven               --             --           7,500             --             16,125             --
Robert W. Schwartz                 --             --           5,000             --             10,750             --

(1) All options were granted at an exercise price equal to market value of the common stock on the date of grant.

(2) Amount reflects the market value of the underlying shares of common stock at the closing sales price reported on the Over-the-Counter Market on December 31, 2003 ($2.15 per share).

(3) Represents 6,250 options granted to him under the Company's 1994 Non-Employee Director Option Plan and 37,500 options granted to him in connection with the execution of his employment agreement.

(4) Represents 10,000 options granted pursuant to her employment under the Company's 1992 Stock Option Plan, and 25,000 options, which were granted in 2002.

Employment Agreements

Daniel H. Levy

     As of January 1, 2000, Mr. Levy entered into an employment agreement with the Company to serve as its Chairman of the Board and Chief Executive Officer.

     Mr. Levy's employment agreement provided for a base annual salary of $500,000, as well as a discretionary performance bonus based on the achievement of goals to be set by the Compensation Committee of the Company's Board of Directors, and certain insurance benefits which are grossed up for tax impact. The Company paid Mr. Levy a relocation bonus of $25,000 in 2000, with a gross-up for the tax effect of this bonus.

     In connection with the execution of the employment agreement, the Compensation Committee granted Mr. Levy 37,500 restricted shares of the Company's stock, which would vest on December 31, 2002. The employment agreement further provided for the issuance of another 37,500 restricted shares of the Company's stock if Mr. Levy was employed by the Company on June 30, 2002, which shares would also vest on December 31, 2002. Mr. Levy also was granted options to purchase 37,500 shares of the Company's Common Stock, at a purchase price of $2.75 a share. 25,000 of these stock options vested on June 30, 2000 and the balance of 12,500 vested on December 31, 2000. The employment agreement provided that the restricted shares and the options granted would have accelerated vesting in the event of a change in control of the Company.

     The agreement also provided that in the event Mr. Levy's employment was terminated (except in certain limited circumstances) following a change in control of the Company, Mr. Levy would have the right to receive severance benefits equal to three times the sum of his then annual salary inclusive of any performance bonus. On February 26, 2001 Mr. Levy's employment agreement was amended to eliminate the restricted stock award referred to in his original agreement, and increased his annual base salary to $700,000 effective January 1, 2001.

     As of January 1, 2002, Mr. Levy entered into a new employment agreement with the Company to serve as its Chairman of the Board and Chief Executive Officer. The term of the employment agreement is for an ongoing and continuous term of three years, with an automatic extension and renewal each day subsequent to January 1, 2002, so that at all times after January 1, 2002, the remaining term shall be three years.

     Mr. Levy's employment agreement provides for a base annual salary of $850,000, a performance bonus based on participation in the bonus plan in effect for all other senior executives of the Company and certain insurance and other benefits which are grossed up for tax impact. In addition, commencing January 1, 2003 and on each January 1 thereafter Mr. Levy shall be eligible for an increase in his base annual salary equal to the greater of either the percentage increase in the Cost of Living Index (as defined) or at such higher rate as the Compensation Committee of the Board of Directors at its discretion designates.

     The agreement further states that if Mr. Levy's employment is terminated (except in certain limited circumstances) following a Change of Control, as defined, then Mr. Levy shall be entitled to receive severance benefits equal to three times the sum of his then base annual salary inclusive of performance bonus payable. Mr. Levy and his eligible dependents will be provided with medical insurance coverage at the Company's expense for a maximum of five years following termination.

                     Audit Committee Report to Stockholders

     The Audit Committee of the Board of Directors operates under a Charter, which has been approved by the Company's full Board. The Charter is included in Appendix A to this Proxy Statement.

     As more fully described in the Charter, the Audit Committee is responsible for the selection of the Company's independent accountants, review of financial statements, discussion of internal controls and pending litigation, taxation and other areas of oversight and reporting to the full Board and to the stockholders.

     During the year 2003, the Audit Committee met eight (8) times during which meetings the committee reviewed the Company's financial statements included in the Company's quarterly reports and the Company's audited financial statements included in the Company's annual report and discussed these financial reports with the management of the Company, met privately with the Company's independent auditors, Mahoney Cohen & Company, CPA, P.C., considered the effect on the auditors' independence of non-audit work (consisting principally of tax matters and acquisition due diligence services) performed by that firm and considered various other matters. In this regard, the Committee discussed with Mahoney Cohen & Company, CPA, P.C. the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, "Communication with Audit Committees". In addition, Mahoney Cohen & Company, CPA, P.C. has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees". All of the Audit Committee's deliberations were reported to the Full Board.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     Aggregate fees billed to the Company for the year ended December 31, 2003 by the accounting firms retained during the year, Deloitte & Touche LLP and Mahoney Cohen & Company, CPA, P.C., and aggregate fees billed for the year ended December 31, 2002 by the accounting firm Deloitte & Touche LLP.

                                                         Year Ended             Year Ended
                                                      December 31, 2003      December 31, 2002
                                                      -----------------      -----------------
Audit Fees (a) ..................................          $208,000               $226,000
Audit Related Fees (b) (d) ......................          $143,000                $46,000
Other Fees (c) (d) ..............................            $6,000                $30,000

(a) Includes fees in connection with the audit of the Company's consolidated financial statements and reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q.
(b) Includes fees for the audit of the Company's employee benefit plan, and acquisition due diligence services.
(c)  Other fees relate to tax advisory services.
(d) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence and has concluded that such services are compatible.

     All fees paid were reviewed and approved by the Audit Committee.

                  COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

     The Compensation Committee of the Board of Directors is responsible for determining the compensation of executive officers of the Company, including compensation awarded pursuant to the Company's 1992 Stock Option Plan and 1996 Restricted Stock Plan. Robert A. Kasenter, Sheridan C. Biggs, and Richard C. Rusthoven presently serve on the Compensation Committee.

General Policies Regarding Compensation of Executive Officers

     The Company's executive compensation policies are intended (1) to attract and retain high quality managerial and executive talent and to motivate these individuals to maximize stockholder returns, (2) to afford appropriate incentives for executives to produce sustained superior performance, and (3) to reward executives for superior individual contributions to the achievement of the Company's business objectives. The Company's compensation structure consists of base salary, annual cash bonuses, stock options and restricted stock awards. Together, these components link each executive's compensation directly to individual and Company performance.

     Salary. Base salary levels reflect individual positions, responsibilities, experience, leadership and potential contribution to the success of the Company. Actual salaries vary based on the Compensation Committee's subjective assessment of the individual executive's performance and the Company's performance.

     Bonuses. Bonuses are typically awarded by the Compensation Committee for the fiscal year just ended based on the Company's and Executive performances for such fiscal year. During Fiscal 2001, the Company's Board of Directors adopted a Management Incentive Plan which provided a formula for determining the annual bonuses of the Company's senior executives. The bonus formula is based on the Company meeting predetermined financial performance criteria and, in some cases, the executive meeting individual criteria set for the executive. Management of the Company evaluates the executive's performance and conveys such recommendations to the Compensation Committee for its consideration. There were no bonus awards for 2003 performances paid in 2004.

     Stock Options. Stock options are granted at the fair market value of the Common Stock on the date of grant. The stock options are intended to provide employees with sufficient incentive to manage from the perspective of an owner with an equity stake in the business.

     In determining the size of individual option grants, the Compensation Committee considers the aggregate number of shares available for grant, the number of individuals to be considered for an award of stock options, and the range of potential compensation levels that the option awards may yield. The number and timing of stock option grants to executive officers are decided by the Compensation Committee based on its subjective assessment of the performance of each grantee. In determining the size and timing of option grants, the Compensation Committee weighs any factors it considers relevant and gives such factors the relative weight it considers appropriate under the circumstances then prevailing. While an ancillary goal of the Compensation Committee in awarding stock options is to increase the stock ownership of the Company's management, the Compensation Committee does not, when determining the amount of stock options to award, consider the amount of stock already owned by an officer. The Compensation Committee believes that to do so could have the effect of inappropriately or inequitably penalizing or rewarding executives based upon their personal decisions as to stock ownership and option exercises.

     Restricted Stock. Restricted stock awards are granted at prices (or for no consideration) as determined by the Compensation Committee. The restricted stock awards are intended to attract and retain the services or advice of quality employees, officers, agents, consultants and independent contractors and to provide added incentive to them by encouraging stock ownership in the Company.

     In determining the size of individual restricted stock grants, the Compensation Committee considers the aggregate number of shares available for grant, the number of individuals to be considered for an award of restricted stock, and the range of potential compensation levels that the restricted stock awards may yield. The number and timing of restricted stock grants to executive officers are decided by the Compensation Committee based on its subjective assessment of the performance of each grantee. In determining the size and timing of restricted stock awards, the Compensation Committee weighs any factors it considers relevant and gives such factors the relative weight it considers appropriate under the circumstances then prevailing. While an ancillary goal of the Compensation Committee in awarding restricted stock is to increase the stock ownership of the Company's management, the Compensation Committee does not, when determining the amount of restricted stock to award, consider the amount of stock already owned by an officer. The Compensation Committee believes that to do so could have the effect of inappropriately or inequitably penalizing or rewarding executives based upon their personal decisions as to stock ownership and option exercises.

     In 1993, the Internal Revenue Code was amended to limit the deductibility of certain compensation expenses in excess of $1 million. The Compensation Committee believes that the compensation paid by the Company in Fiscal 2003 will not result in any material loss of tax deductions for the Company.

Compensation of the Chief Executive Officer for 2003

     Daniel H. Levy was appointed Chairman of the Board and Chief Executive Officer of the Company on January 1, 2000. As of January 1, 2002, Mr. Levy entered into an employment agreement with the Company to continue to serve as its Chairman of the Board and Chief Executive Officer. The term of the employment agreement is for an ongoing and continuous term of three years, with an automatic extension and renewal each day subsequent to January 1, 2002, so that at all times after January 1, 2002, the remaining term shall be three years. (See "Employment Agreements.") Pursuant to this agreement, Mr. Levy received a base annual salary of $924,383 for 2003. Mr. Levy has chosen not to exercise the cost of living provision in his contract with respect to 2003 and 2004. For 2004, the base annual salary of Mr. Levy began at the annual level of $850,000. As of July 1, 2004, Mr. Levy voluntarily agreed to a reduction in his annual salary at the annual rate of 15% for the balance of 2004. For the six months then remaining in 2004, this results in a $63,750 reduction in Mr. Levy's base annual salary. In exchange for this salary reduction, the Board of Directors awarded Mr. Levy stock options under the Company's Employee Stock Option Plan to purchase 65,051 shares of the Company's common stock at $0.98 per share, which was the closing price of the Company's common stock as of the effective date of Mr. Levy's salary reduction. (See "Security Ownership of Certain Beneficial Owners and Management.")

                             COMPENSATION COMMITTEE
                          Robert A. Kasenter, Chairman
                                Sheridan C. Biggs
                              Richard C. Rusthoven

     Notwithstanding anything to the contrary, the foregoing reports of the Company's Audit Committee and Compensation Committee, and the performance graph appearing later in this Proxy Statement shall not be deemed incorporated by reference from this Proxy Statement into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Director Fees

     Each non-employee director of the Company receives a fee of $24,000 per year for serving as director, as well as meeting and committee fees and reimbursement for out-of-pocket expenses incurred in connection with his services. Effective January 1, 2002, outside Directors were eligible to participate in the Company's group health insurance plan with a Director participating in such plan reimbursing the Company for the full costs of premiums for coverage. Pursuant to the 1994 Non-Employee Director Stock Option Plan, each non-employee director is issued an option to purchase 3,750 shares of Common Stock upon becoming a Director of the Company, and an option to purchase 1,250 additional shares each successive year in which such director is re-elected to the Board of Directors. Such options are granted each year on the date of the Company's annual meeting at an exercise price equal to the closing sale price of the Common Stock. By their terms, Director's options are exercisable immediately after their grant. Directors who are also executive officers of the Company receive no additional compensation from the Company for services rendered in their capacity as Directors. By resolution adopted by the Board of Directors on May 21, 2004, the Company suspended the granting of options under the Company's Non-Employee Director Stock Option Plan because the Plan had insufficient reserved shares of Common Stock to continue making the awards.

Compensation Committee Interlocks and Insider Participation

     During the Fiscal year ended December 31, 2003, the members of the Compensation Committee were Robert A. Kasenter, Sheridan C. Biggs and Richard C. Rusthoven. There were no interlocks or insider participation with respect to any member of the Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and the other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, during 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

Certain Relationships and Related Transactions

     Mr. Horowitz is of counsel to the law firm of Mintz & Gold LLP, which provides legal services to the Company. Mintz & Gold LLP received $287,624 in fees during 2003 for legal services rendered to the Company.

     On October 1, 2003, the Company purchased certain assets from Robyn Meredith, Inc. an unrelated company. The purchased assets were used by the Company to establish its Robyn Meredith Division. The principals of Robyn Meredith, Inc. became employees of the Company. Some of the principals of Robyn Meredith, Inc. were also principals in H&W partnership, a company which owned real estate facility in Burlington New Jersey. The Company rents space for approximately $9,000 per month in the H&W building in Burlington New Jersey under a lease which the Company believes was an arms length commercially reasonable transaction.

                                PERFORMANCE GRAPH

     The following graph compares the cumulative stockholder return of the Company from December 31, 1998 through December 31, 2003 to the cumulative stockholder return of (a) the S&P 500 Composite Index ("S&P 500") and (b) the S&P Apparel, Accessories & Luxury Goods Index based on an assumed investment of $100 on December 31, 1998 and in each case assuming reinvestment of all dividends, if any. The information in the following table reflects a one-for-four reverse stock spilt effective on April 20, 2000.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                      AMONG DONNKENNY, INC., THE S & P 500
            AND THE S & P APPAREL, ACCESSORIES & LUXURY GOODS INDEX


                     [TABULAR REPRESENTATION OF LINE CHART]

                                                                                  Cumulative Total Return
                                                             --------------------------------------------------------------
                                                                 12/98      12/99     12/00     12/01      12/02     12/03
DONNKENNY, INC.                                                 100.00      31.68      4.40     11.20      13.47     28.67
S & P 500                                                       100.00     121.04    110.02     96.95      75.52     97.18
S & P APPAREL, ACCESSORIES & LUXURY GOODS                       100.00      76.53     90.81    102.83     108.23    122.52

*$100 invested on 12/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright (C) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

*With respect to the S&P Apparel, Accessories & Luxury Goods Index, which is produced on a month-end basis, the points on the graph reflect the value of the index on December 31, 1998, December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002 and December 31, 2003, the dates of the last day of the month preceding 1998, 1999, 2000, 2001 2002 and 2003 year-ends, respectively.

DONNKENNY INC

                                                                     Cumulative Total Return
                                                 ------------------------------------------------------------------
                                                  12/98       12/99       12/00       12/01       12/02       12/03
DONNKENNY, INC.                                  100.00       31.68        4.40       11.20       13.47       28.67
S & P 500                                        100.00      121.04      110.02       96.95       75.52       97.18
S & P APPAREL, ACCESSORIES & LUXURY GOODS        100.00       76.53       90.81      102.83      108.23      122.52

Annual Report

     The Annual Report of the Company for the Fiscal year ended December 31, 2003 is being mailed to stockholders with this proxy statement.

Auditors

     The Company's financial statements for the year ended December 31, 2003 were audited by Mahoney Cohen & Company, CPA, P.C. It is anticipated that a representative of Mahoney Cohen & Company, CPA, P.C. will be attending the Annual Meeting to make a statement or be available to respond to appropriate questions from stockholders. The Audit Committee has selected Mahoney Cohen & Company, CPA, P.C. as the Company's independent auditor to perform the audit of the Company's financial statements for the year ended December 31, 2004. Mahoney Cohen & Company, CPA, P.C. is a registered public accounting firm. The Company is not requesting stockholder ratification of the Audit Committee's selection of Mahoney Cohen & Company, CPA, P.C. because the Company has adopted the procedure of having its Audit Committee select the independent auditor for the Company free of influence by the Company's Directors or Stockholders.

     Effective August 26, 2003 the Company discharged Deloitte & Touche LLP as its independent accountants. The reports of Deloitte & Touche LLP on the Company's consolidated financial statements for the past two fiscal years did not contain an adverse or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company's Audit Committee participated in and approved the decision to change independent accountants.

     In connection with its audits for the two most recent fiscal years and through August 26, 2003, the Company had no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     The Company requested that Deloitte & Touche LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statement. A letter from Deloitte & Touche LLP dated September 10, 2003 was provided, and an amended Form 8K/A dated September 11, 2003 containing that letter was filed with the Securities and Exchange Commission.

     Following the discharge of Deloitte & Touche LLP, the Company engaged Mahoney Cohen & Company, CPA, P.C. as its new independent accountants. During the two most recent fiscal years and through August 26, 2003 the Company has not consulted with Mahoney Cohen & Company, CPA, P.C. regarding (i) the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and no written report or oral advice was provided to the Company concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue; (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a) (1) (iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a) (1) (iv) of Regulation S-K.

Other Matters

     The Board of Directors is not aware of any matter other than those set forth in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

     The Company undertakes to provide its stockholders, without charge, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules filed therewith. Written requests for such report should be addressed to Donnkenny, Inc., 1411 Broadway, New York, New York 10018.
Attention: Corporate Secretary.

                                            By Order of the Board of Directors


                                            Maureen d. Schimmenti
                                            Secretary

New York, New York
August 16, 2004

APPENDIX A

                                 DONNKENNY, INC.
                             AUDIT COMMITTEE CHARTER

Role and Independence

     The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities by reviewing the financial information prepared by the Company for public dissemination as well as the systems of internal control and the accounting, auditing and reporting practices of the Company and such other duties as directed by the Board. The membership of the committee shall consist of at least three independent directors who are generally knowledgeable in finance and auditing matters, including at least one member who is a "financial expert," as defined by applicable regulations. Members shall be free of any relationship that would interfere with their individual exercise of independent judgment and must not receive any fees or compensation from the Company except for board and committee fees or compensation and reimbursement of reasonable expenses. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants and management of the Company. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for that purpose. This charter shall be reviewed and updated annually. The committee will evaluate its performance annually and will report thereon to the Board of Directors.

Responsibilities

     The audit committee's primary responsibilities include:

- The appointment and oversight of the independent accountants to audit the Company's financial statements and the fixing of their compensation. In doing so, the committee will consider the recommendations of management. In addition, the committee will discuss and consider the auditor's written affirmation that the auditor is in fact independent, has registered with the Public Company Accounting Oversight Board and will also discuss the nature and rigor of the audit process; it will also receive and review all reports from the independent accountants and will provide to the independent accountant full access to the committee (and the Board) to report on any and all appropriate matters.

- The review of financial statements and periodic filings (including quarterly reports, which may be done by teleconference) with management and the independent auditor. It is anticipated that these reviews and related discussions will include quality of earnings, significant items subject to estimate, suitability of accounting principles, highly judgmental areas, audit adjustments whether or not recorded and such other inquiries as may be appropriate.

- Recommending to the full Board the inclusion of the annual audited financial statements in the Company's Annual Report on Form 10K.

- The resolution of disagreements between management and the independent accountant regarding financial reporting.

- Discussion with management and the auditor of the quality and adequacy of the Company's internal controls as reported upon by management including those related to its MIS System.

- Discussion with management of the status of pending litigation, taxation and other areas of oversight of legal and compliance as may be appropriate.

- Advance approval of any non-audit service proposed to be provided by the independent accountant.

- Maintaining a process for confidential anonymous complaints and concerns about the Company's accounting, internal controls or audit matters.

- Reporting on audit committee activities to the full Board and issuance annually of a summary report suitable for submission to stockholders.

- Review and approval of the Company's code of ethics for senior financial officers.

- Reviewing all related party transactions between the Company and its Directors and Executive Officers for conflicts of interest issues.

     It is expected that the audit committee will meet at least four times per year.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, OR IF NO INSTRUCTION IS GIVEN, AND, IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

                                                           Please            |_|
                                                           Mark Here
                                                           for Address
                                                           Change or
                                                           Comments
                                                           SEE REVERSE SIDE

                                                           Please mark       |X|
                                                           your votes as
                                                           indicated in
                                                           this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

1. Election of the following nominees as Directors of the Company, as set forth in the proxy statement, for the term of years indicated.

FOR the nominees listed below                WITHHOLD AUTHORITY
  (except as marked to the               to vote for the nominee(s)
       contrary below)                          listed below

             |_|                                    |_|

01     Daniel H. Levy           3 years
02     Sheridan C. Biggs        3 years
03     Harvey Horowitz          2 years
04     Richard C. Rusthoven     2 years
05     Robert A. Kasenter       1 year
06     Robert W. Schwartz       1 year

For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------


2. In their discretion, to act upon such other matters as may properly come before the meeting or adjournment thereof.

Please mark, sign, date and return this proxy card in the enclosed envelope. (Note: Please sign exactly as your name appears hereon. Executors, Administrators, Trustees, etc. should so indicate when signing, giving full title as such. If the signer is a corporation, execute in full corporate name by an authorized officer. If shares are held in the name of two or more persons, all should sign.)

Date: ____________________________________________________________________, 2004


--------------------------------------------------------------------------------
                                    Signature

Date: ____________________________________________________________________, 2004


--------------------------------------------------------------------------------
                                    Signature


--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                                      PROXY

                                 DONNKENNY, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OCTOBER 1, 2004

     The undersigned hereby appoints Daniel H. Levy and Maureen d. Schimmenti, or either of them, proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the stock of the undersigned in Donnkenny, Inc. (the "Company") at the Annual Meeting of Stockholders to be held at the offices of the Company, 1411 Broadway, 10th Floor, New York, New York 10018 at 9:30 a.m. local time on October 1, 2004.

                         (TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

             You can now access your Donnkenny, Inc. account online.

Access your Donnkenny, Inc. stockholder account online via Investor ServiceDirect(R)(ISD).

Mellon Investor Services LLC, Transfer Agent for Donnkenny, Inc., now makes it easy and convenient to get current information on your shareholder account.

o View account status                     o View payment history for dividends
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